UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 22, 2008
The Stanley Works

(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 225-5111
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX 23.1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-99.1: SELECTED FINANCIAL DATA
EX-99.2: MANAGEMENT'S DISCUSSION AND ANALYSIS
EX-99.3: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
EX-99.4: FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE
EX-99.5: RATIO OF EARNINGS TO FIXED CHARGES

Item 8.01 Other Events.
During the three months ended June 28, 2008, The Stanley Works (the “Company”) identified three businesses that met the requirements to be reported as “held for sale” and “discontinued operations” in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). These businesses include the CST/berger laser and measuring business and two other small businesses. In accordance with the provisions of SFAS 144, the results of these businesses are reported as discontinued operations, and the related assets and liabilities are reclassified as held for sale. The purpose of this filing is to present updated information from the Company’s originally filed 2007 Annual Report on Form 10-K (“the Form 10-K”) solely to reflect these discontinued operations on a comparable basis for all years presented. No attempt has been made to update other matters in the Form 10-K. The above mentioned reclassification of these prior results to discontinued operations is consistent with such presentation in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2008.
Items 6, 7, 8 and 15(a) and Exhibit 12 of the Form 10-K are set forth in Exhibits 99.1 through 99.5 hereto, respectively, and are incorporated by reference herein. The Company has not modified or updated any other disclosures in the Form 10-K. All other information in the Form 10-K remains unchanged.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits
See Exhibit Index.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Stanley Works
September 22, 2008	By:	/s/ James M. Loree
		Name:	James M. Loree
		Title:	Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Financial Statements and Supplementary Data

99.4	Financial Statements and Financial Statement Schedule

99.5	Ratio of Earnings to Fixed Charges

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